Exhibit 99.1

Clubhouse Media Group, Inc. Reports 2022 Financial Results

LOS ANGELES, April 5th, 2023 /PRNewswire/ — Clubhouse Media Group, Inc. (OTCMKTS: CMGR) (“Clubhouse Media”), a social media firm and digital agency, today announced financial results for year-end 2022. The company has highlighted some of their financial achievements below.

2022 End of Year Summary Compared to 2021 End of Year Summary

●	Total net revenue increased 47.7% to $6,283,691, compared to $4,253,765
●	Operating expenses decreased 72.6% to $4,251,947 compared to $15,514,421
●	Operating loss decreased 79.9% to $2,965,855 compared to $14,731,518
●	Gross profit margin increased to 20.5%, compared to 18.4%
●	Total liabilities decreased 16.4% to $8,921,990, compared to $10,668,403

Management Commentary

“2022 was a strong year for us and it’s reflected in the numbers” said Scott Hoey, Chief Financial Officer of CMGR. “We were able to make improvements in some key areas. We increased revenue, significantly decreased our expenses, and strengthened our balance sheet by eliminating more of our convertible debt. As we continue to narrow the focus to our key revenue drivers and maximize resources, I’m optimistic that the momentum will continue in 2023.”

“2022 was a good year for the company financially and our goal is to continue on this trajectory in 2023 by further increasing revenue and decreasing our expenses” said Amir Ben-Yohanan, Chief Executive Officer of CMGR. “Our digital agency (The Reiman Agency) Is working with new brands and talent every month and our creator platform has been growing In popularity (adding more creators and fans on a weekly basis). As a result of this growth, the company does not need to rely on external financing sources nearly as much.”

Visit us @ clubhousemediagroup.com

About Clubhouse Media Group, Inc.

CMGR offers and deal-making services, a management division for brands and individual influencer clients, and an investment arm for joint ventures and acquisitions for companies in the social media influencer space.

FORWARD-LOOKING STATEMENTS: This release contains “forward-looking statements”. Forward-looking statements also may be included in other publicly available documents issued by CMGR and in oral statements made by our officers and representatives from time to time. These forward-looking statements are intended to provide management’s current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. They can be identified by the use of words such as “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “would,” “could,” “will” and other words of similar meaning in connection with a discussion of future operating or financial performance.

Examples of forward-looking statements include, among others, statements relating to future sales, earnings, cash flows, results of operations, uses of cash and other measures of financial performance.

Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and other factors that may cause CMGR’s actual results and financial condition to differ materially from those expressed or implied in the forward-looking statements. Such risks, uncertainties and other factors include, among others such as, but not limited to economic conditions, changes in the laws or regulations, demand for CMGR’s products and services, the effects of competition and other factors that could cause actual results to differ materially from those projected or represented in the forward-looking statements. Any forward-looking information provided in this release should be considered with these factors in mind. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks described in our filings with the Securities and Exchange Commission from time to time, including our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Forms 10-Q and Current Reports on Form 8-K, which are available on the Securities and Exchange Commission’s website at sec.gov. We assume no obligation to update any forward-looking statements contained in this press release.

Contact:

Clubhouse Media Group, Inc.

media@clubhousemediagroup.com